RCN CORPORATION

2007 SHORT-TERM INCENTIVE PLAN

(Effective January 1, 2007)

1.	BACKGROUND AND PURPOSE

RCN Corporation, a Delaware corporation, hereby adopts the RCN Corporation 2007 Short-Term Incentive Plan (the “Plan”), effective as of January 1, 2007. The purpose of the Plan is to provide employees and the officers of RCN Corporation (the “Company”) and the Company’s Affiliates (as defined below) with an incentive to accomplish such business objectives as from time to time may be determined by the Committee.

2.	DEFINITIONS

(a)   “Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)   “Award” means a cash bonus award granted under the Plan. An Award shall be expressed as the percentage of a Grantee’s base salary and payable for the Performance Period or Quarterly Performance Period, as the case may be, that shall become payable if the Targets established by the Committee are satisfied. The portion of an Award that shall be payable to a Grantee shall be determined by the Committee in accordance with the rules established for the Award for the Performance Period or Quarterly Performance Period, as the case may be.

(c)   “Board” means the Board of Directors of the Company.

(d)   “Change of Control” means:

(i)       “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (the “1934 Act”)) or “group” (as such term is used in Section 14(d)(2) of the 1934 Act) is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the Voting Stock of the Company; provided, however, that the following acquisitions will not constitute a Change of Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (ii) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if such reorganization, merger or consolidation does not constitute a Change of Control under clause (5) of this definition;

(ii)       all or substantially all of the assets or business of the Company and its Subsidiaries (on a consolidated basis) are disposed of pursuant to a merger, consolidation or other transaction unless, immediately after such transaction, the stockholders of the Company immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company prior to such transaction more than 50% of the Voting Stock of the company surviving such transaction or succeeding to all or substantially all of the assets or business of the Company and its Subsidiaries or the ultimate parent company of such surviving or successor company if such surviving or successor company is a subsidiary of another entity (there being excluded from the number of shares held by such stockholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company);

(iii)       a majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on January 1, 2007 or, if any such individual is no longer a member of the Board, any successor to any such individual (or to any successor to any such individual) if the election or nomination for election of such individual or successor was approved by a majority of the directors who then comprised the Incumbent Directors;

(iv)       the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets if such plan of liquidation will result in the winding-up of the business of the Company; or

(v)       the consummation of any merger, consolidation or other similar corporate transaction unless immediately after such transaction the stockholders of the Company immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company immediately prior to such transaction, more than 50% of the Voting Stock of the company surviving such transaction or its ultimate parent company if such surviving company is a subsidiary of another entity (there being excluded from the number of shares held by such stockholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

For purposes of this definition, the “Company” shall include any entity that succeeds to all or substantially all of the business of the Company; and “Voting Stock” shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation; and references to ownership of “more than 50% of the Voting Stock” shall mean the ownership of shares of Voting Stock that represent the right to exercise more than 50% of the votes entitled to be cast in the election of directors of a corporation.

(e)   “Committee” means the Compensation Committee of the Board or such other committee of the Board assigned by the Board to administer the Plan.

(f)   “Company” means RCN Corporation, a Delaware corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(g)   “Eligible Employee” means an employee of the Company or an Affiliate, as determined by the Committee in accordance with Section 4.

(h)   “Grantee” means an Eligible Employee who is granted an Award.

(i)   “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

(j)   “Plan” means the RCN Corporation 2007 Short-Term Incentive Plan, as set forth herein, and as amended from time to time.

(k)   “Performance Period” means the Company’s current fiscal year beginning on January 1, 2007 and ending on December 31, 2007, or such shorter period of time or times, as may be applicable to a Grantee or a class of Grantees, as established by the Committee in its discretion (such shorter period of time hereinafter referred to as the “Quarterly Performance Period”).

(l)   “Individual Performance Objectives” means performance objectives other than Corporate Performance Objectives, including but not limited to customer service, management effectiveness, individual employee performance ratings and other Individual Performance Objectives relevant to the Company’s business, as may be established by the Committee, and the achievement of which shall be determined in the discretion of the Committee. Individual Performance Objectives may differ among Grantees or classes of Grantees.

(m)   “Corporate Performance Objectives” means the performance objectives such as (i) revenues, (ii) earnings before interest, taxes, depreciation and amortization, (iii) free cash flow, (iv) number of customers of or subscribers for various services and products offered by the Company or a division, and (v) other objective financial or service-based objectives relevant to the Company’s business as may be established by the Committee. Corporate Performance Objectives may differ among Grantees or classes of Grantees.

(n)   “Target” means, for the Performance Period, or a Quarterly Performance Period, as the case may be, the Individual Performance Objectives and the Corporate Performance Objectives established by the Committee, in its discretion, and as set forth on Appendix __, attached hereto. Individual Performance Objectives, Corporate Performance Objectives and the weighting of such Objectives may differ among Grantees or classes of Grantees.

(o)   “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

3.	ADMINISTRATION OF THE PLAN

(a)   Administration. The Plan shall be administered by the Committee. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

(i)       provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

(ii)       construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto;

(iii)       correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate; and

(iv)       determine whether the conditions to the payment of a cash bonus pursuant to an Award have been satisfied.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

(b)   Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to select those Eligible Employees to whom Awards shall be granted under the Plan, to determine the amount of cash to be paid pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award.

(c)   Delegation of Authority.

(i)       Named Executive Officers and Section 16(b) Officers. All authority with respect to the grant, amendment, interpretation and administration of Awards with respect to any Eligible Employee who is either (x) a Named Executive Officer (i.e., an officer who is required to be listed in the Company’s Proxy Statement Summary Compensation Table) or (y) is subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act, is reserved to the Committee. [Question - is this broad enough? For example, we would want this to also include people such as PK and Phil Alvarez - correct?]

(ii)       Other Employees. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant, amend, interpret and administer Awards with respect to any Eligible Employee other than an Eligible Employee described in Paragraph 3(c)(i); provided, however, that the Committee will establish the total dollar amount of Awards to be issued under the Plan to all Grantees.for each Performance Period .

(d)   Grantee Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

4.	ELIGIBILITY

Awards may be granted only to Eligible Employees of the Company and its Affiliates, as determined by the Committee. No Awards shall be granted to an individual who is not an Eligible Employee of the Company or an Affiliate of the Company.

5.	AWARDS

The Committee may grant Awards in accordance with the Plan. The terms and conditions of Awards shall be as determined from time to time by the Committee, consistent, however, with the following:

(a)   Time of Grant. Awards may be granted at any time from the date of adoption of the Plan by the Board until the Plan is terminated by the Board or the Committee.

(b)   Non-Uniformity of Awards. The provisions of Awards need not be the same with respect to each Grantee.

(c)   Establishment of Targets and Conditions to Payment of Awards.

(i)       Awards shall be expressed as a percentage of a Grantee’s base salary.

(ii)       The Committee shall establish such conditions on the payment of a bonus pursuant to an Award as it may, in its sole discretion, deem appropriate.

(iii)       The Award may provide for the payment of Awards in installments, or upon the satisfaction of the Individual Performance Objectives or Corporate Performance Objectives, on an individual, divisional or Company-wide basis, as determined by the Committee.

(iv)       Each Grantee shall be entitled to receive payment of the Award for the Performance Period, or the Quarterly Performance Period, as the case may be, only after certification by the Committee that the Targets established by the Committee for the Performance Period have been satisfied. The Company shall pay the Awards under the Plan to each Grantee as soon as practicable with respect to the Performance Period, but not later than June 30 following the completion of the Performance Period (the “Payment Date”), provided, that the Grantee has remained continuously employed by the Company through the Payment Date. Notwithstanding the foregoing, the Company shall pay the Awards that become payable upon completion of any Quarterly Performance Period (other than the Quarterly Performance Period ending on December 31, 2007), within [30] days following the completion of such Quarterly Performance Period (each also a “Payment Date”), provided, that the Grantee has remained continuously employed by the Company through that Payment Date. [Is 30 days enough time?]

(v)       For purposes of calculating whether any Corporate Performance Objective has been met, in the event there is a significant acquisition or disposition of any assets, business division, company or other business operations of the Company or such division or business unit that is reasonably expected to have an effect on the Corporate Performance Objective as otherwise determined under the terms of the Plan, the relevant performance objectives may, at the sole discretion of the Committee, be adjusted to take into account the impact of such acquisition or disposition by increasing or decreasing such goals in the same proportion as the relevant performance measure of the Company or such division or business unit would have been affected for the prior performance measurement period on a pro forma basis had such an acquisition or disposition occurred on the same date during the prior performance measurement period; provided further that such adjustment shall be based upon the historical equivalent of the relevant performance measure of the business or assets so acquired or disposed of for the prior performance measurement period, as shown by such records as are available to the Company, as further adjusted to reflect any aspects of the transaction that should be taken into account to ensure comparability between amounts in the prior performance measurement period and the current performance measurement period.

(vi)       Notwithstanding the determination of the amount of a Grantee’s bonus payable with respect to the Performance Period, or Quarterly Performance Period, as the case may be, the Committee shall have the discretion to reduce or eliminate the bonus otherwise payable to a Grantee if it determines that such a reduction or elimination of the bonus is in the best interests of the Company. In addition, in the discretion of the Committee, based on the satisfaction of performance objectives as it may determine, whether or not previously designated as a Target, such additional amounts as may be determined by the Committee may be included in an Award for a Performance Period, or Quarterly Performance Period, as the case may be.

(d)   Payment Conditioned on Continued Employment. No Grantee will be entitled to any payment hereunder with respect to the Performance Period, or Quarterly Performance Period, as the case may be, unless he or she has remained continuously employed by the Company or its Affiliates through the applicable Payment Date.

6.	CHANGE IN CONTROL

The Committee shall give Grantees at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Change in Control. The Committee may, in its discretion, provide in such notice that upon the consummation of such Change in Control, any remaining conditions to payment of a Grantee’s Award shall be waived, in whole or in part.

7.	AMENDMENT AND TERMINATION

The Plan may be terminated by the Board or the Committee at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

8.	MISCELLANEOUS PROVISIONS

(a)   Unsecured Creditor Status. A Grantee entitled to payment of an Award hereunder shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Grantee or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, nor or at any time in the future.

(b)   Non-Assignment of Awards. The Grantee shall not be permitted to sell, transfer, pledge or assign any amount payable pursuant to the Plan or an Award, provided that the right to payment under an Award may pass by will or the laws of descent and distribution.

(c)   Internal Revenue Code Section 409A. The Company may exercise commercially reasonable efforts to apply the terms of this Plan in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations and/or administrative guidance issued thereunder, or to adjust the terms of this Plan to the extent necessary to avoid the application of additional taxes and penalties under Section 409A of the Code.

(d)   Other Company Plans. It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Grantee may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Grantee under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

(e)   Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

(f)   Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Grantee the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Grantee), or otherwise deal with any employee (including a Grantee) to the same extent as though the Plan had not been adopted.

(g)   Incapacity. If the Committee determines that a Grantee is unable to care for his or her affairs because of illness or accident, any benefit due such Grantee under the Plan may be paid to his or her spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Grantee (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company’s obligation hereunder.

(h)   Withholding. The Company shall withhold the amount of any federal, state, local or other tax, charge or assessment attributable to the grant of any Award or lapse of restrictions under any Award as it may deem necessary or appropriate, in its sole discretion.

9.	GOVERNING LAW

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Delaware law.

10.	EFFECTIVE DATE

The effective date of the Plan is January 1, 2007.

Executed as of the __________ day of ____________________, 2007

RCN CORPORATION

BY:_______________________________________

ATTEST:___________________________________